UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

DSS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Wiregrass Pkwy, West Henrietta, NY	14586
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2026, DSS, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”), which provided for the issuance and sale by the Company and the purchase by the underwriter, in a firm commitment underwritten public offering (the “Offering”), of 900,000 shares of the Company’s common stock, $0.02 par value per share. Subject to the terms and conditions contained in the Underwriting Agreement, the shares were sold at a public offering price of $1.00 per share, less certain underwriting discounts and commissions. The net offering proceeds to the Company from the Offering are approximately $0.7 million after deducting estimated underwriting discounts and commissions and other estimated offering expenses. The Company intends to use the net proceeds from this Offering to general corporate and working capital needs. The Company also granted the underwriter a 45-day option to purchase up to 135,000 additional shares of the Company’s common stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the Offering.

The Offering closed on February 5, 2026, and was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-281974), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 5, 2024, under the Securities Act of 1933, as amended (the “Securities Act). A final prospectus describing the terms of the Offering was filed with the SEC on February 4, 2026, and is available on the SEC’s website located at http://www.sec.gov.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions for closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act, and termination and other provisions customary for transactions of this nature. The Company and all of the Company’s executive officers and directors have also agreed not to sell or transfer any securities of the Company held by them for a period of forty-five (45) days from the date of the Offering, subject to limited exceptions.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements related to the use of proceeds from the Offering. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained in this Current Report on Form 8-K, such as those related to the potential exercise of Underwriter’s option or the use of proceeds , are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, uncertainties related to market conditions and the satisfaction of customary closing conditions related to the Offering. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, as well as any subsequent filings with the SEC. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Item 8.01 Other Information.

On February 4, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On February 5, 2026, the Company issued a press release announcing the closing of the Offering. A copy of the press release is included as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Number	Description
1.1	Underwriting Agreement, dated February 4, 2026, by and between DSS, Inc. and Aegis Capital Corp.
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in the Opinion of Sichenzia Ross Ference LLP filed as Exhibit 5.1)
99.1	Press Release issued February 4, 2026
99.2	Press Release issued February 5, 2026
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DSS, INC.

Date: February 5, 2026	By:	/s/ Jason Grady
	Name:	Jason Grady
	Title:	Interim Chief Executive Officer